UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                                 FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                  OF THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported): July 12, 1999

                      Commission File Number: 0-18929

                    -----------------------------------

                     INTERNATIONAL SEMICONDUCTOR CORP.
          (Exact name of registrant as specified in its charter)

Nevada                                                           13-3432594
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                         Identification No.)

11300 W. Olympic, Los Angeles, California                             90064
(Address of principal executive offices)                         (Zip Code)

                              (562) 425-2376
             (Issuer's telephone number, including area code)

                                    N/A
           (Former name, former address and former fiscal year,
                       if changed since last report)

Item 1.  Changes in Control of Registrant


     The board of directors, after multiple delays and unsatisfied commitments, has determined to cancel the tentative acquisition previously entered into between the Company and DataPower, effective July 9, 1999.

     Following cancellation of the DataPower Letter of Intent, the Board then considered a prospective Merger with SemcoLABS, Inc. ("Semco"), a Florida corporation engaged in the business of sanitary testing and compliance in the Food and Beverage industry, with the specific target market of retail food services establishments. Semco is presently working for and negotiating with several major restaurant food chains for weekly compliance testing, conducted on a spot or "no notice" basis, and has two prospective licensees under consideration for the greater Los Angeles and Dallas-Ft. Worth statistical metropolitan areas.

     Semco will grant licenses to foreign territories, based upon regulatory requirements existing in those countries and jurisdictions. Currently, Australia, South Africa and Israel are being proposed by foreign corporations as territories to be subject to license.

     The Board will conclude its study of the Semco Merger on or before Wednesday, July 14, 1999, and vote for final ratification of the Letter of Intent on that date.




                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 12, 1999                 /s/  Robert M. Terry
                                    Robert M. Terry, President


                                    /s/ Jerome Saver
                                    Jerome Saver, Chief Financial Officer